Exhibit 23.1

CONSENT OF BURR PILGER MAYER, INC, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

eGain Communications Corporation

Sunnyvale, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 ( Nos. 333-161019, 333-153763, 333-129854, 333-76692, 333-76690, 333-76688, 333-41394, and 333-32854) and Form S-3, as amended, (No. 333-177495 and 333-48314) of our report dated September 25, 2012 relating to the consolidated financial statements and financial statement schedule of eGain Communications Corporation, which appears in eGain Communications Corporation’s Annual Report on Form 10-K.

/s/ BURR PILGER MAYER, INC.
San Jose, California

September 25, 2012